To:  ThermoElastic Technologies, Inc.
     Lawrence Pinkney, C.F.O.
From:  GRACE MAITLAND-CARTER
       TRILOCK FINANCIAL CORPORATION
Fax:  416-929-3430
Pages:  2
Phone:  416-961-5592
Date:  April 1, 1999

Re:  ThermoElastic Technologies, Inc.
     Consulting Agreement
     Dated February 22, 1999

Dear Lawrence:

Further to our recent discussions with respect to the terms of the Consulting Agreement this is to confirm our advise to you that Trilock has advised the for the time being, it has agreed of its own volition to not insist on the complete performance of the provisions of the Consulting Agreement with respect to the following provisions of the Consulting Agreement.

1. With respect to the provisions of par. 1 Trilock will until is sees fit to do otherwise, accept payment of USD 3,000.00 per month, provided that the balance shall accrue to Trilock's benefit and shall be paid to Trilock as and when it in its sole discretion, shall demand payment of the accrued balance.

2.  Par. 4 shall be deleted, and

3. With respect to par. 5, Trilock shall, for the time being, accept one leased vehicle for a total monthly lease payment, inclusive of taxes, not to exceed USD 500.00 per month, all other terms of this paragraph to remain the same and provided that the balance of the USD
500.00 per month shall accrue to the benefit of Trilock and shall be paid to Trilock as and when it, in its sole discretion, shall demand payment of the accrued balance.

Yours truly,

GRACE MAITLAND-CARTER
PRESIDENT

TRILOCK FINANCIAL CORPORATION

TRILOCK FINANCIAL CORPORATION
February 22, 1999

ThermoElastic Technologies, Inc.
Ste. 906 94 Cumberland Street
TORONTO, Ontario  M5R 1A3

Att:  Howard E. Kerbel, President

Dear Sir:

RE:  Consulting Agreement ("Agreement") between Trilock Financial
Corporation ("Trilock") and ThermoElastic Technologies, Inc.
("ThermoElastic")

Further to our several recent discussions with respect to the terms of the Consulting Agreement to be entered into between us with respect to the management and advisory services to be provided by Trilock and ThermoElastic Technologies, Inc. we wish to confirm that the following items have been agreed to:

1.  TERM

The term of the Agreement shall be for a period of ten (10) years commencing upon the date of the execution of this Agreement by all parties;

2.  COMPENSATION

There shall be paid to Trilock the following as compensation along with all applicable taxes, for services previously provided to ThermoElastic and for services to be rendered during the term of the Agreement:

(1) USD 6,666.00 per month during the first year of the term of the Agreement;

(2) USD 10,000.00 per month during the second and third years of the term of the Agreement;

(3) USD 16,666.00 per month during the fourth and fifth years of the term of the Agreement;

(4) USD 33,333.00 per month during the sixth, seventh, eighth, ninth and tenth years of the Agreement;

(5) One (1) or more leased vehicles of Trilock's choice, not to exceed USD 1,000.00 per month, along with all all applicable taxes and expenses associated with the possession and operation of these vehicles, including by not limited to, insurance, gasoline, maintenance and repairs for the term of the Agreement, new vehicles to be provided every two years. Provided, however, that this amount of USD 1,000.00 monthly shall increase in accordance with the Cost of Living Index as published by Statistics
Canada.

(6) One cellular telephone and services of Trilock's choice for the term of the Agreement.

(7) All travel expenses incurred by Trilock, its Officers, employees, agents, consultants and appointees I the course of the carrying out its duties and responsibilities under this Agreement; and

(8) Office space, furniture, office equipment and office and administrative staff as required by Trilock;

(9) All other expenses incurred in respect of the carrying out of Trilock's responsibilities under this Agreement; and

(10) All income tax which accrues to Trilock, its Officers, employees, agents, consultants and appointees as a result of the benefits being received by the under the provisions of this Agreement;

2.  SERVICES TO BE PROVIDED BY TRILOCK

Trilock shall make itself, its Officers, employees, agents, consultants, and appointees available to ThermoElastic as ThermoElastic's Board of Directors shall require, from time to time, to provide management, business and financial advise to the Board throughout the term of the Agreement.

Please execute the Acknowledgment at the bottom of this letter to indicate your agreement with the above terms.

Sincerely,

GRACE MAITLAND-CARTER
Director
Trilock Financial Corporation

Acknowledgement

The undersigned by the execution of the Acknowledgment hereby agrees to accept and be bound by the terms of the Letter Agreement, set ___ above.


DATED at Toronto as of the 22nd day of February, 1999

ThermoElastic Technologies, Inc.

Per:

HOWARD E. KERBEL  A.S.A.